                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   June 25, 2002
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                        Princeton Video Image, Inc.
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             (Exact Name of Registrant as Specified in Charter)

      Delaware                      000-23415                 22-3062052
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      (State or Other           (Commission File            (I.R.S. Employer
      Jurisdiction of                Number)                Identification No.)
      Incorporation)


             15 Princess Road, Lawrenceville, New Jersey 08648
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            (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code  (609) 912-9400
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                                 Not Applicable
                          ---------------------------
       (Former Name or Former Address, If Changed Since Last Report)
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Item 5. Other Events.

      On June 25, 2002, PVI entered into a Note Purchase and Security Agreement (the "Note Purchase Agreement") with PVI Holding, LLC, a subsidiary of Cablevision Systems Corporation ("Cablevision"). Pursuant to the Note Purchase Agreement, PVI issued to PVI Holding a $5,000,000 secured convertible note which bears interest at 10% per annum and matures on March 31, 2003. The holder may convert the note into PVI's common stock at any time prior to maturity at a price of $2.50 per share. If, prior to the maturity date, PVI sells shares of its common stock resulting in aggregate cash proceeds of at least ten million dollars ($10,000,000), it may convert the note into shares of its common stock at a price of $2.50 per share or, if such common stock is sold for an aggregate weighted average price of less than $1.00 per share, at such weighted average price. To secure payment of its obligations under the note, PVI granted Cablevision a security interest in all of its assets. PVI also issued to PVI Holding amended and restated warrants in replacement of the warrants which the Company issued to PVI Holding on September 20, 2002. The amended and restated warrants entitle PVI Holding to purchase 12,794,206.537 shares of PVI's common stock for a purchase price of $7.00 per share at any time prior to June 25, 2006, and contain anti-dilution provisions which require an adjustment to the number of shares underlying the warrants and/or the exercise price upon the occurrence of certain events.

      Pursuant to the Note Purchase Agreement, PVI and Cablevision (i) entered into (a) a License Agreement for PVI's iPoint(TM) Technology pursuant to which Cablevision has, in consideration for crediting $3.5 million of prepaid license fees under the Amended and Restated L-VIS System License Agreement, a non-exclusive license to use the iPoint(TM) Technology solely for the benefit of Cablevision and its affiliates, (b) a Proprietary Information Escrow Agreement pursuant to which PVI has placed certain of its proprietary information in escrow to be released to Cablevision for use under its licenses in the event that PVI fails to meet certain defined financial tests or defaults under the note held by PVI Holding, and (c) an Option Agreement which provides that solely in the event PVI fails to meet a specified financial test by March 31, 2003 Cablevision will have the option to purchase at appraised fair market value a sole, exclusive license to all PVI technology for use in the United States, subject to pre-existing rights granted to PVI customers and other third parties; and (ii) made corresponding amendments to certain outstanding agreements between them.

      In connection with the transaction, PVI issued the press release attached as an exhibit hereto.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits.

4.1 Amended and Restated Warrant Certificate dated June 25, 2002 issued to PVI Holding, LLC

10.1  Note Purchase and Security Agreement

10.2  Convertible Promissory Note

10.3* Amended and Restated L-VIS(R) System License Agreement

10.4* Amended and Restated Joint Collaboration and License Agreement

10.5  Proprietary Information Escrow Agreement

10.6  Option Agreement

10.7  iPoint(TM) Technology License Agreement

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*     Confidential treatment requested


                                   * * * * * *
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Princeton Video Image, Inc.


                                    By: /s/ Lawrence L. Epstein
                                        --------------------------
                                          Lawrence L. Epstein
                                          Vice President, Finance
Dated: July 8, 2002
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                                  EXHIBIT INDEX

Exhibit
  No.     Description of Exhibit
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
4.1       Amended and Restated Warrant Certificate dated June 25, 2002 issued to PVI Holding, LLC

10.1      Note Purchase and Security Agreement

10.2      Convertible Promissory Note

10.3*     Amended and Restated L-VIS(R) System License Agreement

10.4*     Amended and Restated Joint Collaboration and License Agreement

10.5      Proprietary Information Escrow Agreement

10.6      Option Agreement

10.7      iPoint(TM) Technology License Agreement

99.1      Press release issued June 25, 2002.

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*     Confidential treatment requested